UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported) July 29, 2004 (July 16, 2004)


                          The Children's Internet, Inc.
             (Exact name of registrant as specified in its chapter)


           Nevada                    000-29611                   20-1290331
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation              File Number)             Identification No.)

             5000 Hopyard Rd., Suite 320
            Pleasanton, California 94588                            94588
      (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number, including area code (925) 737-0144


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective July 16, 2004, the Board of Directors of The Children's Internet, Inc. (the "Company") dismissed Stonefield Josephson, Inc. ("Stonefield") as its independent auditor for the fiscal year ended December 31, 2005 and approved the engagement of Marc Lumer & Company, Certified Public Accountants ("Lumer") as Stonefield's replacement. The decision to change auditors was approved by the Company's Board of Directors.

For the last two fiscal years, Stonefield's reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2002 and December 31, 2003, and the subsequent interim period through July 16, 2004, there were no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Stonefield would have caused Stonefield to make reference to the matter in their reports. There were no "reportable events", as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of this disclosure to Stonefield and requested Stonefield to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Stonefield agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree.

During the fiscal years ended December 31, 2002 and December 31, 2003, and the subsequent interim period through July 16, 2004, the Company did not consult with Lumer regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

           (c) Exhibits

16.1 The letter required from Stonefield regarding the statements made by the Company in this Current Report will be filed by an amendment to this Current Report on Form 8-K within ten business days of the date of this filing and two business days after receipt by the Company.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 29, 2004              THE CHILDREN'S INTERNET, INC.

                                  /s/ Sholeh Hamedani
                                  --------------------------------------------
                                  By:  Sholeh Hamedani
                                  Its: President, Chief Executive Officer, and
                                       Chief Financial Officer